                              COLLATERAL ASSIGNMENT
                             AND SECURITY AGREEMENT

               This COLLATERAL ASSIGNMENT AND SECURITY AGREEMENT (this "Assignment") made as of this 19th day of September, 1996 by Amati Communications Corporation, a Delaware corporation having its chief executive office at 2043 Samaritan Drive, San Jose, California 95124 ("Assignor") in favor of Chatterjee Management Company, a Delaware corporation (the "Beneficiary", and sometimes herein the "Assignee").

               PRELIMINARY STATEMENTS.

               (1) Beneficiary has agreed to loan the Assignor up to $3,000,000 (the "Loan"), to be evidenced by a promissory note delivered by the Assignor to Beneficiary substantially in the form attached hereto as Exhibit A (the "Note").

               (2) It is a condition precedent to the making of the Loan by the Beneficiary under the Note that Assignor shall have assigned to the Beneficiary, its Intellectual Property (as defined below).

               NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor agrees as follows:

               1. Incorporation of Note. The Note and the terms and provisions thereof are hereby incorporated herein in their entirety by this reference thereto. Terms used herein which are defined in the Note shall have the respective meanings set forth in the Note unless otherwise defined herein.

               2. Assignment and Grant of Security. To secure the complete and timely payment of all the obligations of Assignor now or hereafter existing, whether matured or unmatured, contingent or liquidated, under the Note, including any extensions, modifications, substitutions, amendments and renewals thereof, whether for principal, interest, premium, fees, expenses or otherwise, and all obligations of Assignor now or hereafter existing under this Agreement (all such obligations secured hereby being the "Obligations"), Assignor hereby pledges, grants, sells, transfers, sets over, conveys and assigns to Assignee for its benefit the entire right, title and interest of Assignor in and to the following (the "Intellectual Property"): (i) all United States patents and patent applications, including all proceeds thereof, in which Assignor has or, in the future, may have the right (but not the obligation) to sue for past, present and future infringements in the name of Assignor or in the name of Assignee, all rights (but not obligations) corresponding hereto and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof; (ii) all trademarks and service marks (registered or unregistered), trade dress, trade names and other names and slogans embodying business or product goodwill or indications of origin, all applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith, all as owned or used by Assignor; (iii) all patentable inventions, discoveries, improvements, ideas, know-how, formula methodology, processes, technology and computer programs, software and databases (including source code, object code, development documentation, programming tools, drawings, specifications and data), all as owned or used by Assignor; (iv) all trade secrets, including confidential and other non-public information, and the right in any jurisdiction to limit the use or disclosure thereof, all as owned or used by Assignor; (v) all copyrights in writings, designs, mask works or other works, and registrations or applications for registration of copyrights in any jurisdiction, all as owned or used by Assignor; (vi) all licenses (including the rights to revenue streams in respect of licenses granted by Assignor), immunities, covenants not to sue and the like relating to any of the foregoing (it being understood and agreed that the Intellectual Property assigned hereby shall include, without limitation, rights and interests pursuant to licensing or other contracts in favor of Assignor pertaining to Intellectual Property presently or in the future owned or used by third parties, but in the case of third parties which are not affiliates of Assignor only to the extent permitted by such licensing or other contracts and, if not so permitted, only with the consent of such third parties); and (vii) all claims or causes of action arising out of or related to infringement or misappropriation of any of the foregoing. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Obligations and would be owed by Assignor to Assignee under the Note but for the fact that they are unenforceable or not allowable because of the existence of a bankruptcy, reorganization or similar proceeding involving Assignor.

               3. Representations and Warranties. Assignor represents and warrants as follows:

               (a) A true and complete list of all Intellectual Property is set forth in Schedule A hereto.

               (b) The Intellectual Property is subsisting and has not been adjudged invalid or unenforceable and Assignor is not aware of any claim by any third party that the Intellectual Property is invalid or unenforceable.

               (c) To the best of Assignor's knowledge, each of the Intellectual Property is valid and enforceable.

               (d) No claim has been made to Assignor in writing that the practice of any of the Intellectual Property does or may violate the rights of any third person.

               (e) Assignor is the legal and beneficial owner of the Intellectual Property free and clear of any lien or other encumbrance, including without limitation, assignments, licenses, shop rights and covenants by Assignor not to sue third persons, except for (i) the security interest and assignment created by this Assignment and (ii) the licenses granted by Assignor set forth on Schedule B hereto. No effective financing statement or other instrument similar in effect covering all or any part of the Patents is on file in any recording office except such as may have been filed in favor of Assignee relating to this Assignment or for which duly executed termination statements have been recorded or delivered to Assignee.

               (f) This Assignment will create in favor of Assignee a valid and perfected first priority security interest in the Intellectual Property upon making the filings referred to in clause (g) below.

               (g) Except for the filing of financing statements with the Secretary of State of California under the Uniform Commercial Code and filings with the United States Patent and Trademark Office, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either
          (i) for the grant by Assignor of the security interest granted hereby or for the execution, delivery or performance of this Assignment by Assignor or (ii) for the perfection of or the exercise by Assignee of its rights and remedies hereunder to the Intellectual Property in the United States of America.

               (h) The chief executive office of Assignor is located at the address set forth above for Assignor.

               4. New Intellectual Property and Applications. If, at any time while amounts are outstanding under the Note, Assignor shall obtain rights to any new Intellectual Property, the provisions of this Assignment shall automatically apply thereto. With respect to all of the foregoing rights or benefits, Assignor shall give to Assignee prompt notice thereof in writing.

               5. Assignor's Covenants. On a continuing basis, Assignor will make, execute, acknowledge and deliver, and file and record in the proper filing and recording places, all such instruments, including, without limitation, appropriate financing and continuation statements and security agreements, and take all such action as may be deemed necessary or desirable by Assignee to carry out the intent and purposes of this Assignment, or for assuring and confirming to Assignee the grant or perfection of a security interest in all Intellectual Property. Without limiting the generality of the foregoing sentence, Assignor:

               (a) will not enter into any agreement which would or might in any way impair or conflict with Assignor's obligations hereunder without Assignee's prior written consent;

               (b) will, upon the written request of Assignee, use its best efforts to obtain any necessary consents of third parties to the grant or perfection of a security interest to Assignee with respect to the Intellectual Property;

               (c) authorizes Assignee in its sole discretion to modify this Assignment without first obtaining Assignor's approval of or signature to such modification by amending Schedule A hereto to include reference to any right, title or interest in any existing Intellectual Property or any Intellectual Property acquired by Assignor after the execution hereof or to delete any reference to any right, title or interest in any Intellectual Property in which Assignor no longer has or claims any right, title or interest;

               (d) will, from time to time, upon Assignee's request, cause its books and records to be marked with such legends or segregated in such manner as Assignee may specify, and take or cause to be taken such other action and adopt such procedures as Assignee may specify to give notice of or to perfect the security interest in the Intellectual Property intended to be created hereby;

               (e) will at all times keep at least one complete set of its records concerning all of the Intellectual Property at its chief executive office as set forth above and will not change the location of its chief executive office or such records without giving Assignee at least 30 days prior written notice thereof;

               (f) will promptly, following its becoming aware thereof, notify Assignee of the institution of, or any adverse determination in, any proceeding in the United States Patent and Trademark Office or any United States or foreign court regarding Assignee's claim of ownership in any of the Intellectual Property;

               (g) concurrently with the filing of an application for any Intellectual Property, will execute, deliver and record (i) in all places where this Assignment is recorded an appropriate Patent Collateral Assignment and Security Agreement, substantially in the form hereof, with appropriate insertions to the extent of its interest therein, and (ii) such appropriate financing statements as may be necessary in order to perfect and preserve the security interest and assignment granted thereby;

               (h) will not permit the inclusion in any contract to which it becomes a party of any provisions which could in any way reasonably be expected to impair or prevent the creation of a security interest in Assignor's rights and interest in any property included within the definition of the Intellectual Property acquired under such contracts;

               (i) will properly maintain the Intellectual Property;

               (j) will not grant any security interest in any Intellectual Property except in the name of Assignee;

               (k) except as provided in Section 9 hereof, will not sell, license or contract for sale or otherwise dispose of any Intellectual Property;

               (l) will, upon any officer of Assignor obtaining knowledge thereof, promptly notify Assignee of any event which materially adversely affects the value of any Intellectual Property, the ability of Assignor or Assignee to dispose of any of the Intellectual Property or the rights and remedies of Assignee in relation thereto including, without limitation, the levy of any legal process against any of the Intellectual Property;

               (m) will, until Assignee exercises its rights to make collection, diligently keep reasonable records respecting the Intellectual Property;

               (n) will promptly notify Assignee of any suspected infringement of any of the Intellectual Property by any third party and of all steps, including the commencement and course of litigation, taken to remedy such infringement; and

               (o) will apply proper statutory patent notice to all products covered by the Intellectual Property.

               6. Amounts Payable in Respect of the Intellectual Property. Except as otherwise provided in this Section 6, Assignor shall continue to collect, at its own expense, all amounts due or to become due Assignor in respect of the Intellectual Property. If the Assignor fails to pay or perform any of the Obligations in accordance with their respective terms and such failure continues following 10 days written notice thereof (a "Default"), Assignee is hereby given full power and authority (a) to notify any and all obligors with respect to any Patent which Assignor, except for the execution hereof, could notify, and (b) to demand, take, collect, sue for and receive for its own use all amounts due or to become due Assignor in respect of the Intellectual Property, and in connection therewith to enforce all rights and remedies with respect to any Intellectual

Property which Assignor could enforce if this Assignment had not been made; and Assignor hereby ratifies any action which Assignee shall lawfully take to enforce Assignee's rights hereunder. Whether or not Assignee shall have so notified any obligors, Assignor shall at its expense render all reasonable assistance to Assignee in enforcing claims against such obligors.

               7. Power of Attorney. Assignor hereby authorizes and empowers the Assignee, from time to time in the Assignee's discretion from and after the occurrence and during the continuance of a Default, to make, constitute and appoint any officer or agent of the Assignee as Assignor's true and lawful attorney-in-fact, with power (a) to endorse Assignor's name on all applications, documents, papers and instruments necessary or desirable for the Assignee in the use or maintenance of the Intellectual Property, (b) to take any other actions with respect to the Intellectual Property, including without limitation, commencement or continuation of any litigation or administrative proceeding, as the Assignee deems in to be in its best interests, (c) to grant or issue an exclusive or non-exclusive license to the Intellectual Property to anyone, or
(d) to assign, pledge, convey or otherwise transfer title in or dispose of the Intellectual Property to anyone.

               8. Patent Applications, Maintenance and Litigation. Assignor shall have the duty, through counsel identified in Section 15 hereof or otherwise reasonably acceptable to Assignee, to prosecute diligently any patent application of the Patents specifically identified in Schedule A hereto pending as of the date of this Assignment or thereafter as long as any amounts are outstanding under the Note, to make application on any existing or future unpatented but patentable inventions and to preserve and maintain all Intellectual Property as to which a security interest has been or is in the future granted pursuant to this Assignment (except those having a commercial value that in the good faith business judgment of the Assignor do not warrant such application or preservation). Any expenses incurred in connection with such an application, or in protecting, maintaining or preserving the Patents, shall be borne by Assignor.

               Notwithstanding Section 2 hereof, Assignor, through counsel identified in Section 15 hereof or otherwise reasonably acceptable to Assignee, shall have the exclusive right and obligation prior to the occurrence and during the continuance of a Default, to commence and diligently prosecute in its own name, as real party in interest, for its own benefit and at its own expense, such suits, proceedings or other actions for infringement, or other damage or reexamination or reissue proceedings as are reasonable to protect any of the Intellectual Property except those which do not in the good faith business judgment of Assignor warrant such action. However, no such suit, proceeding or other action shall be settled or voluntarily dismissed, nor shall any party be released or excused of any claims of, or liability for, infringement, without the prior written consent of Assignee, which consent shall not be unreasonably withheld. Assignee shall provide all reasonable and necessary cooperation in connection with any such suit, proceeding or action, including without limitation, joining as a necessary party.

               Assignor hereby agrees to indemnify and hold harmless the Assignee for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs and reasonable expenses (including reasonable attorneys' fees) of any kind whatsoever which may be imposed on, incurred by or asserted against Assignee in connection with or in any way arising out of any suits, proceedings or other actions relating to any or all the Intellectual Property, whether brought by Assignor or any other person or entity, including without limitation, suits, proceedings or other actions in which an allegation of the liability, strict or otherwise, is or may be made by any person or entity who alleges or may allege having suffered damages as a consequence of alleged improper, imprudent, reckless, negligent, willful, faulty, defective or substandard design, testing, specification, manufacturing supervision, manufacturing defect, manufacturing deficiency, publicity or advertisement, or improper use, howsoever arising or by whomsoever caused, of any inventions disclosed and claimed in the Intellectual Property or any of them; provided, however, that Assignor shall not be liable to Assignee for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs or expenses attributable to the gross negligence or willful misconduct of Assignee, as the case may be.

               9. License to Assignor. Unless and until there shall have occurred and be continuing a Default, Assignee hereby grants to Assignor the exclusive right and license under the Intellectual Property to make, have made for it, use and sell the inventions disclosed and claimed in the Intellectual Property, and otherwise use the Intellectual Property, for Assignor's own benefit and account to grant sublicenses under the license granted to Assignor under this Section 9 which are granted in the ordinary course of Assignor's business. Assignor agrees not to otherwise sell or assign or in any way transfer its interest in, or grant any sublicense under, the license granted to Assignor under this Section 9, without the prior written consent of Assignee, which consent shall not be unreasonably withheld.

               10. Remedies. Upon the occurrence and during the continuation of a Default, Assignor's license under the Patents as set forth in Section 9 shall terminate forthwith and Assignee shall have the sole right but shall in no way be obligated to bring suit to enforce the Patents and any license thereunder, in which event Assignor shall at the request of Assignee do any and all lawful acts and execute any and all proper documents required by Assignee in aid of such enforcement. Assignor shall promptly, upon demand, reimburse and indemnify Assignee for all costs and expenses incurred by Assignee in the reasonable exercise of its rights referred to or specified in this Section 10.

               11. Amendments, etc. No amendment or waiver of any provision of this Assignment nor consent to any departure by the Assignor herefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, except as provided in Section 5(o), in which case the writing need only be signed by Assignee.

               12. Address for Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and shall be sent by mail (by registered or certified mail, return receipt requested), telecopier, telegraph, telex, cable or hand delivery:

               (a) If to Assignor, to it at the address set forth above, or at such other address as shall be designated by it in a written notice to the Assignee complying as to delivery with the terms of this Section; and

               (b) If to the Assignee to Chatterjee Management Company, 888 Seventh Avenue - Suite 3000, New York, NY 10106, Attn.: legal counsel, or at such other address as shall be designated by the Assignee in a written notice to Assignor complying as to delivery with the terms of this Section;

All such notices,  requests, demands and other communications shall be effective
(a) when mailed, on the earlier of receipt or the third business day after being deposited in the mails with postage prepaid, (b) when telegraphed or cabled, immediately when delivered to the telegraph company or the cable company, (c) when sent by telex, upon confirmation by telex answerback, and (d) upon personal delivery thereof. All notices, communications and other documents delivered hereunder shall, unless submitted in the English language, be accompanied by a certified English translation thereof.

               13. Continuing Assignment; Transfer of Notes. This Assignment shall create a continuing assignment of the Intellectual Property and shall (a) remain in full force and effect until payment in full of the Obligations, (b) be binding upon Assignor, its successors and assigns and (c) inure to the benefit of Assignee, its successors, transferees and assigns. Upon the payment in full of the Obligations, the assignment hereunder shall terminate and all rights to the Intellectual Property shall revert to Assignor, subject to any disposition thereof which may have been made by Assignee pursuant hereto. Upon any such termination, Assignee will, at Assignor's expense, execute and deliver to Assignor such documents as Assignor shall reasonably request to evidence such termination.

               14. Cumulative Remedies. All of the Assignee's rights and remedies with respect to the Intellectual Property, or by any other agreements or by law shall be cumulative and may be exercised singularly or concurrently. Assignor hereby acknowledges and agrees that this Assignment is not intended to limit or restrict in any way the rights and remedies of the Assignee but rather is intended to facilitate the exercise of such rights and remedies.

               15. Attorney of Record. Assignor and Assignee hereby designate Assignor's counsel, Bronson, Bronson & McKinnon. Assignor shall cause such attorney of record to send a copy of any notices received from the Patent and Trademark Office relating to any of the Intellectual Property to the Assignee promptly after receipt thereof.

               16. Counterparts. This Assignment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

               17. Severability. The provisions of this Assignment are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Assignment in any jurisdiction.

               18. Waiver of Jury Trial. The Assignor hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or the Note.

               19. Governing Law; Terms. This Assignment shall be governed by and construed in accordance with the laws of the State of New York.

               IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their respective officers thereunder duly authorized, as of the date first above written.


                                          AMATI COMMUNICATIONS CORPORATION


                                          By:/s/ Ronald Carlini
                                             Name: Ronald Carlini
                                             Title: VP - Corporate Development

Agreed and Accepted this 19th
day of September, 1996:


CHATTERJEE MANAGEMENT COMPANY


By:/s/ Peter Hurwitz
   Name: Peter Hurwitz
   Title: Vice President

STATE OF CA          )
                     ) ss.:
COUNTY OF Santa Clara)


               The foregoing Collateral Assignment and Security Agreement was executed and acknowledged before me this 19 day of September, 1996, by Ronald Carlini personally known to me to be the VP Corp Development of Amati Communications Corporation, a Delaware corporation.


(SEAL)

                                   /s/ Lalo Valdez
                                   Notary Public
                                   My Commission expires:
                                                 April 23 2000

                  Collateral Assignment and Security Agreement

                                   Schedule A


1.  Patents -- See list attached as Annex I.

2.  Other Intellectual Property -- See list Attached as Annex II.














                                   Schedule B
                                    Licenses



1. License Agreement with Motorola MOS Digital Analog IC Division dated March 2, 1995.

2.  License Agreement with Northern Telecom Ltd. dated May 10, 1995.

                                                        SCHEDULE A

                                                                                                              File Date or Issue
Patent No. or Serial No.        Title                                              Inventor                         Date
------------------------        -----                                              --------                   ------------------

        5,400,322            Updating of Bit Allocations in a Multicarrier      Ronald Hunt and Peter Chow     3/21/95
                             Modulation Transmission System

       08/107/200            Multicarrier Modulation Transmission System with   John Cioffi, Po Tong, James    8/17/93
                             Variable Delay                                     Aslanis, A.H. Gooch

       08/165,509            Mitigating Clippings and Quantization Effects in   Jacky Chow, J. Bingham,        12/13/93
                             Digital Transmission Systems                       M. Flowers, J. Cioffi

       08/275,409            Frame Synchronization in Multicarrier              James Aslanis and Jacky Chow   7/15/94
                             Transmission Systems

    Filed/Pending            Efficient Address Generation for Convolutional     Po Tong                        3/29/96
                             Interleaving Using Minimal Amount of Memory

    Filed/Pending            Interpolated and Dithering Method used for         Mark Flowers, Michael Agah     6/-/96
                             reducing required ADS prevision in ADSL            and John Bingham
                             echo-canceled DMT

   PCT/US94/10170            Digital Sound Broadcasting Using a Dedicated       John M. Cioffi, John A.C.      9/10/93
                             Control Channel                                    Bingham and Mark P. Mallory

        5,519,731            ADSL Compatible Discrete Multitone Apparatus for   John M. Cioffi                 5/21/96
                             Mitigation of TI Noise

       08/252,829            Discrete Multitone Data Transmission System        John M. Cioffi                 6/2/94
                             Using an Overhead Bus for Synchronizing Multiple
                             Remote Units

       08/396,132            Method and Apparatuses for Establishing            J.A.C. Bingham and K.          1/20/95
                             Communication in a Multi-toned Data Transmission   Jacobsen
                             System

   PCT/US95/07035            Method and Apparatuses for Coordinating            J.M. Cioffi, J.A.C. Bingham    2/6/95
                             Multipoint Communication in a Multitone Data       and K. Jacobsen
                             Transmission System

          Pending            Radio Frequency Noise Canceller                    John M. Cioffi, J. Bingham     4/19/96
                                                                                and M.P. Mallory
          Pending            Mitigating RF Interference in                      J. Bingham                     4/19/96
                             Discrete-Multi-Carrier Transmission Systems

          Pending            Power Multiplier for Complex Numbers               Debu Pal                       3/29/96

